EXHIBIT 12.1
                                                                    ------------

Weingarten  Realty  Investors
Computation  of  Ratios  of  Earnings  and  Funds  from  Operations  to  Combined
     Fixed  Charges  and  Preferred  Dividends
(Dollar  Amounts  In  Thousands)


                                                                              Twelve Months Ended
                                                                                 December 31,
                                                         -----------------------------------------------------
                                                            2000       1999       1998       1997       1996
                                                         ---------  ---------  ---------  ---------  ---------

Net income available to common shareholders . . . . . .  $ 58,961   $ 76,537   $ 54,484   $ 54,966   $ 53,938

Add:
Portion of rents representative of the interest factor.       881      1,304        905        689        623
Interest on indebtedness. . . . . . . . . . . . . . . .    45,545     32,941     33,900     30,274     22,219
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
                                                         ---------  ---------  ---------  ---------  ---------
    Net income as adjusted. . . . . . . . . . . . . . .  $125,885   $130,738   $ 95,550   $ 86,381   $ 77,156
                                                         =========  =========  =========  =========  =========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . .  $ 45,545   $ 32,941   $ 33,900   $ 30,274   $ 22,219
Capitalized interest. . . . . . . . . . . . . . . . . .     4,204      3,037      1,375        812      1,285
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
Portion of rents representative of the interest factor.       881      1,304        905        689        623
                                                         ---------  ---------  ---------  ---------  ---------
    Fixed charges . . . . . . . . . . . . . . . . . . .  $ 71,128   $ 57,238   $ 42,441   $ 32,227   $ 24,503
                                                         =========  =========  =========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . .      1.77       2.28       2.25       2.68       3.15
                                                         =========  =========  =========  =========  =========


Net income available to common shareholders . . . . . .  $ 58,961   $ 76,537   $ 54,484   $ 54,966   $ 53,938
Depreciation and amortization . . . . . . . . . . . . .    55,344     49,256     41,580     37,544     33,414
Gain on sales of property and securities. . . . . . . .      (382)   (20,596)      (885)    (3,327)    (5,563)
Extraordinary charge (early retirement of debt) . . . .                  190      1,392
                                                         ---------  ---------  ---------  ---------  ---------
    Funds from operations . . . . . . . . . . . . . . .   113,923    105,387     96,571     89,183     81,789
Add:
Portion of rents representative of the interest factor.       881      1,304        905        689        623
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Interest on indebtedness. . . . . . . . . . . . . . . .    45,545     32,941     33,900     30,274     22,219
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
                                                         ---------  ---------  ---------  ---------  ---------
    Funds from operations as adjusted . . . . . . . . .  $180,847   $159,588   $137,637   $120,598   $105,007
                                                         =========  =========  =========  =========  =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . .      2.54       2.79       3.24       3.74       4.29
                                                         =========  =========  =========  =========  =========